SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant    X
                          ---
Filed by a Party other than the Registrant
                                            ---

Check the appropriate box:
   Preliminary Proxy Statement
   Confidential,  for  Use  of  the  Commission   Only  (as  permitted  by  Rule
   14a-6(e)(2))
 X Definitive Proxy Statement
   Definitive Additional Materials
   Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12

                            SHERIDAN HEALTHCARE, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

X No fee required
  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

  Fee paid previously with preliminary materials.

  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

         (2)  Form, Schedule or Registration Statement no.:

         (3)  Filing Party:

         (4)  Date Filed:

                           SHERIDAN HEALTHCARE, INC.

                              4651 SHERIDAN STREET
                                   SUITE 400
                            HOLLYWOOD, FLORIDA 33021
                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 1997
                                ---------------

        NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Sheridan Healthcare, Inc. (the "Company") will be held on Thursday, May 15, 1997 at 10:00 a.m. Florida time at the offices of the Company at 4651 Sheridan Street, Hollywood, Florida 33021 for the following purposes:

        1. To elect two Class II Directors of the Company to serve until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

        2. To consider and act upon a proposal to approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of common stock, par value $.01 per share, of the Company from 30,000,000 to 20,000,000.

        3. To consider and act upon a proposal to approve an amendment to the Company's Second Amended and Restated 1995 Stock Option Plan (the "Option Plan") to increase the total number of shares of common stock, par value $.01 per share, of the Company that may be issued under the Option Plan from 750,000 to 1,350,000.

        4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

        Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

        The Board of Directors has fixed the close of business on March 21, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

        You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                      By Order of the Board of Directors

                                      Jay A. Martus, Esq.
                                      Secretary
Hollywood, Florida
April 23, 1997

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            SHERIDAN HEALTHCARE, INC.


                              4651 SHERIDAN STREET
                                   SUITE 400
                            HOLLYWOOD, FLORIDA 33021
                                ---------------

                                PROXY STATEMENT
                                ---------------

                    FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 15, 1997

                                                                  April 23, 1997

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sheridan Healthcare, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders of the Company to be held on Thursday, May 15, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of two Class II Directors of the Company, to consider and act upon a proposal to approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation (the "Certificate"), to consider and act upon a proposal to approve an amendment to the Company's Second Amended and Restated 1995 Stock Option Plan (The "Option Plan"), and to act upon any other matters properly brought before them.

        This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 23, 1997. The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them. As of the Record Date, there were 6,417,998 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

        The presence, in person or by proxy, of holders of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted as present in determining the presence of a quorum. A plurality of votes cast shall be sufficient for the election of directors. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors and will not affect the election of the candidates receiving a plurality of votes. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required to approve the amendment to the Certificate. Abstentions and broker non-votes will have the effect of votes "against" the proposal to approve the amendment to the Certificate. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote is required to approve the amendment to the Option Plan. Abstentions will be included in determining the number of shares of Common Stock present or represented and entitled to vote for purposes of approval of the proposal to amend the Option Plan, and will therefore have the effect of votes "against" the proposal. Broker non-votes will not be counted in determining the number of shares of Common Stock present or represented and entitled to vote to approve the amendment to the Option Plan, and will therefore not have the effect of votes either "for" or "against" the proposal. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.


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

        STOCKHOLDERS  OF THE COMPANY ARE REQUESTED TO COMPLETE,  SIGN,  DATE AND
PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE AND FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE OPTION PLAN. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

        A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

        The Company's 1996 Annual Report, including financial statements for the fiscal year ended December 31, 1996, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.


                       PROPOSAL 1: ELECTION OF DIRECTORS

INTRODUCTION

        The Board of Directors of the Company consists of five members. At the Annual Meeting, two Class II Directors will be elected to serve until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated Lewis D. Gold, M.D. and Henry E. Golembesky, M.D. to serve as the Class II Directors (the "Nominees"). The Nominees are currently serving as directors of the Company. The Board of Directors anticipates that the Nominees will serve, if elected, as directors. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's Amended and Restated By-laws (the "By-laws"). See "Other Matters--Stockholder Proposals" for a summary of these requirements.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES.
                                                                 ---

INFORMATION REGARDING THE NOMINEES, OTHER DIRECTORS AND EXECUTIVE OFFICERS

        The following biographical descriptions set forth certain information with respect to the Nominees for election as directors at the Annual Meeting, each director who is not up for election and the executive officers who are not directors, based on information furnished to the Company by each director and officer. The following information is as of March 1, 1997.

Nominees For Election As Directors - Term Expiring 2000

        LEWIS D. GOLD, M.D. Dr. Gold joined the Company in 1985 as an anesthesiologist and has been a director of the Company since 1988. He has served as Executive Vice President Business Development since 1994. Dr. Gold was also Chief of the Department of Anesthesia of Parkway Regional Medical Center from 1990 to 1994. He is 40 years old.

        HENRY E. GOLEMBESKY, M.D. Dr. Golembesky has been a director of the Company since November 1995. Dr. Golembesky has served as a health care consultant to APM, Inc. from January 1, 1993 to present. From 1990 to 1992, Dr. Golembesky served as President and Chief Executive Officer of UniMed America, a physician services division of Unihealth. He is 51 years old.

Incumbent Directors - Term Expiring 1998

        MITCHELL EISENBERG, M.D. Dr. Eisenberg joined the Company in 1982, has been a director of the Company since 1985, has been President since 1989, and has been Chairman of the Board and Chief Executive Officer since 1994. Prior to joining the Company, Dr. Eisenberg was in private practice. He is 46 years old.

        NEIL A. NATKOW, D.O. Dr. Natkow was appointed to the Company's Board of Directors in July 1996. Dr. Natkow serves as Senior Vice President Health Care for Precision Response Corporation, a publicly traded company, where he is also a member of the Board of Directors. From December 1993 until October 1995, Dr. Natkow served as an executive officer of PCA Health Plans of Florida, a health maintenance organization, most recently as its Chief Executive Officer. From July 1992 to December 1993, Dr. Natkow was the President and Chief Executive Officer of Family Health Plan, a health maintenance organization, and from June 1987 to July 1992, Dr. Natkow was the Vice President for Professional Affairs at Southeastern University for Health Sciences. He is 50 years old.

Incumbent Director - Term Expiring 1999

        ROBERT W. DALY. Mr. Daly has been a director of the Company since November 1994. Mr. Daly has been a Managing Director of TA Associates, Inc., a venture capital firm ("TA Associates"), since January 1994. Mr. Daly was a General Partner of TA Associates from July 1984 to December 1993. He is also a director of Physician Reliance Network, Inc., a publicly traded company. He is 45 years old.

Executive Officers Who Are Not Directors

        MICHAEL F. SCHUNDLER. Mr. Schundler joined the Company in July 1996 as Chief Operating Officer and currently serves as both Chief Operating Officer and Chief Financial Officer. Previously, Mr. Schundler served as Vice President - Operations at American Health Network from 1994 to 1996 and as Chief Financial Officer of AdminiStar, Inc. from 1991 to 1994. Prior to that, Mr. Schundler was Senior Vice President - Finance of Merrill Lynch Life Insurance Co. and Family Life Insurance Co. He is 41 years old.

        VALERIO J. TOYOS, M.D., M.B.A. Dr. Toyos joined the Company in 1995 as a practicing physician and a manager of certain primary care operations acquired by the Company in 1995. He has served the Company as Vice President Primary Care Services since April 1996. Dr. Toyos was employed by CAC-United HealthCare Plans of Florida, Inc. ("CAC-United") as Chief of Primary Care Services from 1994 to 1995. From 1989 to 1994, Dr. Toyos owned three primary care practices which were sold to CAC-United in 1994 and subsequently acquired by the Company, and also operated an admitting panel service for CAC-United. He is 37 years old.

        GILBERT L. DROZDOW, M.D., M.B.A. Dr. Drozdow joined the Company in 1987 as an anesthesiologist and was a director of the Company from 1990 to 1994. He served the Company as Vice President Medical Affairs from 1994 to February 1996 and has served as Vice President Hospital Based Services since February 1996. He was also Chairman of the Department of Anesthesia at Westside Regional Medical Center in 1994. He is 39 years old.

        JAY A. MARTUS, ESQ. Mr. Martus joined the Company in 1994 as Vice President, Secretary and General Counsel. Prior to joining the Company, he was a partner with the law firm of Levey & Martus, P.A. Mr. Martus represented the Company as outside general counsel from 1989 to 1994. He is 41 years old.

BOARD OF DIRECTORS AND COMMITTEES

        The Board of Directors of the Company consists of five members and is divided into three classes. The members of each class of Directors serve for staggered three-year terms. The Board is composed of one Class I Director (Mr.
Daly), two Class II Directors (Drs. Gold and Golembesky), who are up for election at the Annual Meeting, and two Class III Directors (Drs. Eisenberg and Natkow). The terms of the Class III and Class I Directors will expire upon the election and qualification of directors at the annual meetings of stockholders held following the fiscal years ending December 31, 1997 and 1998, respectively. At each annual meeting of stockholders, directors will be reelected or elected for a full term of three years to succeed those directors whose terms are expiring.

        During 1996, the Board of Directors met seven times. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such director served on the Board of Directors) and (ii) the total number of meetings of all committees of the Board of Directors on which such director served (during the periods for which such director served on such committee or committees).

        Audit Committee. The Board of Directors has established an Audit Committee consisting of Mr. Daly and Dr. Golembesky (the "Audit Committee"). The Audit Committee is responsible for making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee met once during 1996.

        Compensation Committee. The Board of Directors has also established a Compensation Committee consisting of Drs. Eisenberg and Natkow and Mr. Daly (the "Compensation Committee"). The Compensation Committee reviews and recommends the compensation arrangements for all directors and officers and approves such arrangements for other senior level employees. The Compensation Committee also administers and takes such other action as may be required in connection with the Company's Executive Incentive Plan. The Compensation Committee met once during 1996.

        Option Committee. The Board of Directors has also established an Option Committee consisting of Drs. Golembesky and Natkow and Mr. Daly (the "Option Committee"). The Option Committee administers and takes such other action as may be required in connection with the Option Plan. The Option Committee met once during 1996.

        The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the function of such a committee.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        Directors. Directors of the Company who are also employees receive no additional compensation for their services as a director. Non-employee directors receive an annual director's fee of $5,000 for their service as directors. Each non-employee director also receives $1,000 for personal attendance at any meeting of the Board of Directors and $500 for each committee meeting attended and each meeting of the full Board of Directors attended by telephone conference. All directors of the Company are reimbursed for travel related expenses incurred in attending meetings of the Board of Directors and its committees.

        The Option Plan provides that each new non-employee director of the Company will receive, on the date he first becomes a director, an option not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Non-Qualified Option"), to purchase up to 7,500 shares of Common Stock. Pursuant to this provision, Dr. Natkow received such a Non-Qualified Option upon his election to the Board of Directors on July 30, 1996. In addition, the Option Plan provides that each non-employee director serving in such capacity on the fifth business day after each annual meeting of stockholders will also receive, on such date, a Non-Qualified Option to purchase up to 2,500 shares of Common Stock. Pursuant to this provision, Mr. Daly and Dr. Golembesky received grants of such Non-Qualified Options on May 15, 1996. All options granted to directors under the Option Plan vest in three equal installments, with one-third vesting on the date of grant and an additional one-third vesting on each of the two successive anniversaries thereof. All such options are granted with an exercise price per share equal to the fair market value per share of Common Stock on the date of grant and expire on the tenth anniversary of such date of grant.

        Executive Officers. The following table sets forth the compensation awarded to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                             Long Term
                                                                   Annual                  Compensation
                                                                Compensation                   Awards
                                                           ----------------------          ------------     All Other
                                                           Salary          Bonus              Options    Compensation(1)
Name and Principal Position                      Year        ($)            ($)                 (#)            ($)
---- --- --------- --------                      ----      -------        -------          -----------    ------------

Mitchell Eisenberg, M.D.....................     1996      275,712           --               30,000            --
   Chairman of the Board of Directors, .....     1995      290,157           --               26,956          20,760
   President and Chief Executive............     1994      227,895         75,641               --            20,760
   Officer

Valerio J. Toyos, M.D., M.B.A...............     1996      296,022           --              28,500(2)          --
   Vice President Primary Care..............     1995      137,846(3)        --               8,500             --
   Services.................................     1994        --              --                 --              --

Lewis D. Gold, M.D..........................     1996      251,712           --               20,000            --
   Director and Executive Vice..............     1995      256,534           --               26,956          20,760
   President Business Development...........     1994      225,000         75,641               --            20,760

Gilbert L. Drozdow, M.D., M.B.A.............     1996      250,512           --               20,000            --
   Vice President Hospital Based Services...     1995      254,473           --                5,392          20,760
 ............................................     1994      225,000         75,641               --            20,760

Jay A. Martus, Esq..........................     1996      199,677           --               20,000            --
   Vice President, Secretary................     1995      200,000           --               16,174            --
   and General Counsel......................     1994        --              --                 --              --

(1)    Represents contributions by the Company under its 401(k) Plan on behalf of each of Drs.
       Eisenberg, Gold and Drozdow during 1994 and 1995.

(2)    Includes options to purchase up to 8,500 shares of Common Stock granted during 1995 for which the exercise price was adjusted during 1996.  See "--10-Year Option Repricings."

(3) Represents salary paid to Dr. Toyos from June 5, 1995, the date on which he began employment with the Company, to December 31, 1995.


                        OPTION GRANTS IN FISCAL YEAR 1996

                                Individual Grants
                            -------------------------

                                                                                         Potential Realizable
                                                                                          Value at Assumed
                                    Number of    Percent of                                Annual Rates of
                                   Securities   Total Options                                 Stock Price
                                   Underlying    Granted to                                  Appreciation
                                    Options      Employees    Exercise or                 For Option Term(1)
                                    Granted      in Fiscal    Base Price   Expiration    -------------------
         Name                         (#)          Year          ($/sh)       Date       5%($)        10%($)
         ----                       --------    -----------   -----------  ----------    ------       ------

Mitchell Eisenberg, M.D............ 30,000(2)       11.3%        $8.75       5/13/06    $165,085    $418,357
Valerio J. Toyos, M.D., M.B.A...... 20,000(3)        7.5%        $7.50       4/29/06    $ 94,334    $239,061
 ...................................  8,500(4)        3.1%(5)     $5.75       10/30/05   $131,118    $237,734
Lewis D. Gold, M.D................. 20,000(2)        7.5%        $8.75       5/13/06    $110,057    $278,905
Gilbert L. Drozdow, M.D., M.B.A.... 20,000(3)        7.5%        $7.50       4/29/06    $ 94,334    $239,061
Jay A. Martus, Esq................. 20,000(3)        7.5%        $7.50       4/29/06    $ 94,334    $239,061

------------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of stock price appreciation set by the Securities and Exchange Commission ("SEC") of five percent and ten percent compounded annually from the date the respective options were granted. Actual gains, if any, are dependent on the performance of the Common Stock. There can be no assurance that the amounts reflected will be achieved.

(2) The options granted to Drs. Eisenberg and Gold vest ratably on each of the first three anniversaries of May 13, 1996, the date of grant of such options.

(3) These options granted to Drs. Toyos and Drozdow and Mr. Martus vest in full on April 29, 2006 so long as the applicable optionholder is employed with the Company or one of its subsidiaries as of that date. The vesting of such options will be accelerated in accordance with the following schedule in the event that the Company's earnings per share for the fiscal year ending December 31, 1997 ("1997 EPS") reaches the following thresholds: (i) 25% of the options will vest on March 31, 1998 if 1997 EPS is between $0.52 and $0.53; (ii) 50% of the options will vest on March 31, 1998 if 1997 EPS is between $0.54 and $0.55; (iii) 75% of the options will vest on March 31, 1998 if 1997 EPS is between $0.56 and $0.57; and (iv) 100% of the options will vest on March 31, 1998 if 1997 EPS is equal to or greater than $0.58.

(4) These options, which were granted to Dr. Toyos is 1995, but for which the exercise price was adjusted in 1996, vest ratably on each of the first five anniversaries of October 30, 1995, the date of grant of such options.

(5) The number of total options granted during 1996 used in calculating this percentage includes the 8,500 options which were granted to Dr. Toyos in 1995 for which the exercise price was adjusted during 1996 but excludes options granted prior to 1996 held by any other person which were "repriced" in 1996.

         Option Exercises And Year-end Holdings. The following table sets forth the aggregate number of options exercised in 1996 and the value of options held at the end of 1996 by the Company's Chief Executive Officer and four other most highly compensated executive officers whose total salary and bonus exceeded $100,000 during 1996.


                       AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND
                                FISCAL YEAR-END 1996 OPTION VALUES

                                                                         Number of
                                                                        Securities                  Value of
                                                                        Underlying                 Unexercised
                                                                        Unexercised               in-the-Money
                                                                          Options                    Options
                                                                         at Fiscal                  at Fiscal
                                   Shares                              Year-End (#)               Year-End ($)
                                 Acquired On          Value            Exercisable/               Exercisable/
Name                            Exercise (#)      Realized ($)         Unexercisable            Unexercisable(1)
-------------                  ---------------   --------------      -----------------          -----------------

Mitchell Eisenberg, M.D........       0                 0              21,565/35,391            $114,187/$28,545
Valerio J. Toyos, M.D., M.B.A..       0                 0              1,700/26,800                 $213/$850
Lewis D. Gold, M.D.............       0                 0              21,565/25,391             $114,187/$28,545
Gilbert L. Drozdow, M.D.,
  M.B.A........................       0                 0              3,235/22,157              $17,129/$11,421
Jay A. Martus, Esq.............       0                 0              9,704/26,470              $51,383/$34,259

------------------

(1) Based on $5.875 per share, the price of the last reported trade of the Common Stock on the Nasdaq National Market on December 31, 1996.

        Option Repricing. The following table sets forth information regarding certain options held by one of the Company's four most highly compensated executive officers whose total salary and bonus exceeded $100,000 during 1996 which were "repriced" during 1996.


                                    10-YEAR OPTION REPRICINGS

                                                                                                          Length Of
                                                        Market                                            Original
                                      Number Of        Price Of         Exercise                         Option Term
                                     Securities        Stock At         Price At                        Remaining At
                                     Underlying         Time Of          Time Of             New           Date Of
                                       Options       Repricing Or     Repricing Or        Exercise      Repricing Or
                                      Repriced         Amendment        Amendment           Price         Amendment
      Name               Date            (#)              ($)              ($)               ($)
      ----               ----        -----------     ------------     ------------        --------      ------------

Valerio J. Toyos,     12/18/96         8,500            5.75              13.00             5.75        8 years and
  M.D., M.B.A.                                                                                          10 months
  Vice President
  Primary Care
  Services

------------------

EXECUTIVE INCENTIVE PLAN

         The Company has established an Executive Incentive Plan (the "Incentive Plan") pursuant to which the Compensation Committee has the discretion to determine those officers and key employees of the Company who will be eligible for bonuses if certain financial and business objectives are achieved. The formula for determining bonuses under the Incentive Plan is established annually by the Compensation Committee. The Compensation Committee bases these formulas upon the achievement of financial goals (such as earnings per share, specified revenue levels, maintenance of positive cash flow or addition of economic value) and business objectives. The Compensation Committee may change formulas during a particular year and may, from time to time, designate additional employees as participants in the Incentive Plan. The terms of the Incentive Plan may be amended by the Board of Directors at any time. See "Compensation Committee Report on Executive Compensation - Executive Incentive Plan" for a description of the bonus formula established by the Compensation Committee for the 1997 fiscal year.

EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

         The Company has entered into employment agreements with each of Drs. Eisenberg, Gold, Toyos and Drozdow and Mr. Martus. The term of each of the agreements with Drs. Eisenberg, Gold and Drozdow and Mr. Martus ends on December 31, 1999. Thereafter each agreement is renewable for a one-year term. The term of the agreement with Dr. Toyos ends on June 5, 2000.

         The agreements with Drs. Eisenberg and Gold may be terminated (i) by the Company without cause (as defined in the agreements) upon 30 days written notice, (ii) upon the death or permanent disability of the executive, and (iii) by the executive upon the occurrence of certain events including the failure of the Company to pay the executive's salary or provide certain benefits to which the executive is entitled, certain relocations of the Company's offices, and a material breach of the employment agreement by the Company. The employment agreements provide for a continuation of base salary and certain benefits for a period of one year following any such termination, as well as the pro rata portion of any bonus to which the executive would otherwise have been entitled if such executive had remained employed by the Company for the remainder of the calendar year of his termination. Each employment agreement also provides for termination upon mutual consent, for cause, and by the executive upon 90 days' written notice (60 days' notice following certain reductions in medical malpractice liability insurance), in which event the Company has no further obligation to the executive other than the obligations to pay accrued but unpaid salary, provide certain continuing medical malpractice insurance coverage and make salary payments pursuant to a non-competition provision in the employment agreement, as described below. Each agreement also requires the Company to continue to provide each of Drs. Eisenberg and Gold with medical malpractice insurance coverage for claims arising during the term of the agreement, to the extent the executive was covered prior to his termination, for a period of two years from the date of termination for any reason other than by the executive following specified reductions in insurance coverage by the Company. Each of Drs. Eisenberg and Gold are subject to certain restrictions on competition with the Company for a period of three years following termination of such executive's employment for any reason, provided that the Company continues to pay such executives their salaries during such three year period.

         The agreements with Dr. Drozdow and Mr. Martus may be terminated (i) by the Company without cause (as defined in the agreements) upon 30 days written notice, (ii) upon the death or permanent disability of the executive, and (iii) by the executive upon the occurrence of certain events including the failure of the Company to pay the executive's salary or to provide certain benefits to which the executive is entitled, certain relocations of the Company's offices, and material breach of the employment agreement by the Company. The employment agreements provide for a continuation of base salary and certain benefits for a period of six months following any such termination. Each employment agreement also provides for termination upon mutual consent, for cause, and by the executive upon 90 days' written notice (60 days' notice following certain reductions in medical malpractice liability insurance in the case of Dr. Drozdow), in which event the Company has no further obligation to the executive other than the payment of accrued but unpaid salary. The agreement with Dr. Drozdow also requires the Company to continue to provide Dr. Drozdow with medical malpractice insurance coverage for claims arising during the term of the agreement, to the extent Dr. Drozdow was covered prior to his termination, for a period of two years from the date of termination for any reason other than by Dr. Drozdow following specified reductions in insurance coverage by the Company. Each of Dr. Drozdow and Mr. Martus are subject to certain restrictions on competition with the Company for a period of one year following termination of such executive's employment for any reason.

         The agreement with Dr. Toyos may be terminated by the Company (i) upon the death or permanent disability of Dr. Toyos, and (ii) for cause (as defined in the agreement) upon 30 days written notice. In the event of termination pursuant to either of those provisions, the Company has no further obligation to Dr. Toyos other than the obligation to pay accrued but unpaid salary. The agreement may be terminated by Dr. Toyos upon 30 days written notice if the

Company fails to perform its obligations under the agreement, in which event the Company has no further obligation to Dr. Toyos other than the obligation to pay accrued but unpaid salary. The agreement requires the Company to continue to provide Dr. Toyos with medical malpractice insurance coverage for claims arising during the term of the agreement, to the extent Dr. Toyos was covered prior to his termination, for a period of four years from the date of termination. Dr. Toyos is subject to certain restrictions on competition with the Company for a period of one year following termination of his employment; provided, however, that if the agreement expires pursuant to its terms on the anticipated expiration date, the restrictions on competition do not apply to Dr. Toyos unless the Company agrees to pay Dr. Toyos the sum of $250,000 within 30 days of such expiration.

STOCK PERFORMANCE GRAPH

         The following graph provides a comparison of cumulative total stockholder return for the period from October 31, 1995 (the date on which the Common Stock was first publicly traded) through December 31, 1996, among the Company, the Nasdaq Stock Market-US Companies Index (the "Nasdaq-US Index") and the Center for Research in Security Prices ("CRSP") Nasdaq Stock Market-Health Services Index (the "CRSP-Health Services Index"). The Stock Performance Graph assumes an investment of $100 in each of the Company and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. Data for the Nasdaq-US Index and the CRSP-Health Services Index was provided to the Company by CRSP.


                                    10/31/95         12/29/95           12/31/96

    The Company                      $100.00          $95.10             $46.08
    Nasdaq-US Index                  $100.00          $101.82            $125.22
    CRSP-Health Services Index       $100.00          $117.88            $117.84


Prepared  By The Center For  Research  In  Security  Prices
Produced on 2/19/97 including data to 12/31/96.



                                 COMPENSATION COMMITTEE REPORT ON
                                      EXECUTIVE COMPENSATION

        In connection with the Company's initial public offering in November 1995, the Board of Directors established a Compensation Committee, which consists of Drs. Eisenberg and Natkow and Mr. Daly. Prior to the establishment of the Compensation Committee, decisions with respect to compensation of executive officers were made by the full Board of Directors. The Compensation Committee is responsible for setting base salaries for executive officers and awarding bonuses under the Company's Executive Incentive Plan. In addition to administering executive compensation, the Compensation Committee also reviews from time to time succession planning for senior management. The overall objectives of the Company's executive compensation program, as established by the Board of Directors and confirmed by the Compensation Committee, are to:

        o attract, retain and reward experienced, highly motivated executives who contribute to the Company's growth;

        o reward executives based on individual and corporate performance; and to

        o align executives' goals with those of the stockholders through grants grants of stock options.

        In order to implement this philosophy for 1997, the Compensation Committee will review the individual elements of executive compensation, including salaries, incentive compensation awards and the terms of employment agreements with a view towards enhancing the profitability of the Company and closely aligning the financial interests of the Company's officers with those of its stockholders.

BASE SALARY

        To date, the Compensation Committee has not established a formal policy for determining base salary ranges for executive positions, as the vast majority of the Company's executive officers are now compensated in accordance with the terms of employment agreements approved by the Board of Directors and entered into prior to the establishment of the Compensation Committee.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

        In determining the compensation of the Chief Executive Officer, the Compensation Committee applies the same philosophy and procedures as are applied to other executive officers. As with the other executive officers, the Chief Executive Officer is currently compensated in accordance with the terms of an employment agreement approved by the Board of Directors and entered into prior to the establishment of the Compensation Committee.

EXECUTIVE INCENTIVE PLAN

        The Compensation Committee is responsible for awarding bonuses under the Incentive Plan. Pursuant to the Incentive Plan, the Compensation Committee determines those officers and other key employees of the Company who will be eligible for bonuses if the objectives established by the Compensation Committee for the applicable period are met. For the fiscal year ending December 31, 1997, the Compensation Committee has declared Drs. Eisenberg, Gold and Drozdow, Messrs. Martus and Schundler and Dennis L. Gates eligible for bonuses under the Incentive Plan. In order to incentivize these individuals to focus their efforts on the Company's financial performance, the Compensation Committee has established a bonus formula for 1997 (the "1997 Formula") based on the Company's 1997 earnings per share, as reported in the Company's 1997 audited financial statements ("1997 EPS"). The 1997 Formula provides that in the event 1997 EPS is equal to or exceeds $0.58, the eligible employees will receive, in the aggregate, bonuses in an amount equal to 20% of the product of the excess of 1997 EPS over $0.56 multiplied by the number of shares used in determining 1997 EPS. Of the aggregate amount of bonuses determined by the 1997 Formula, 25% shall be awarded to Dr. Eisenberg, 5% shall be awarded to each of Drs. Gold and Drozdow and Messrs. Martus, Schundler and Gates and the remaining 50% shall be distributed to officers and key employees at the discretion of Dr. Eisenberg. The 1997 Formula provides that no bonuses will be awarded pursuant to the Incentive Plan for the 1997 fiscal year if 1997 EPS is less than $0.58.

REPORT ON STOCK OPTION REPRICINGS

        On December 18, 1996, the Option Committee adjusted the exercise price in respect of 8,500 options held by Valerio J. Toyos, M.D., M.B.A. which had been granted on October 30, 1995 from $13.00 per share to $5.75 per share. The Option Committee, in consideration of the fact that the $13.00 exercise price previously in effect was well above the recent historical trading price of the Common Stock, believed that such repricing was an important step to provide Dr. Toyos with a meaningful equity incentive and to reincentivize Dr. Toyos to improve value to the Company's stockholders. The amended exercise price of $5.75 per share was equal to the fair market value per share of Common Stock on December 18, 1996, the date of the repricing.


        MITCHELL EISENBERG, M.D.
        ROBERT W. DALY
        NEIL A. NATKOW, D.O.

                                COMPENSATION COMMITTEE INTERLOCKS
                                    AND INSIDER PARTICIPATION

       The Company's executive compensation is determined by the Compensation Committee of the Company's Board of Directors, which consists of Drs. Eisenberg and Natkow and Mr. Daly. Dr. Eisenberg serves as Chief Executive Officer of the Company.


                                       CERTAIN TRANSACTIONS

SHERIDAN MEDICAL HEALTHCORP, P.C.

        As a result of certain prohibitions on the practice of medicine by business corporations in New York, Sheridan Medical Healthcorp, P.C. ("Sheridan Medical") was organized under the laws of the State of New York on October 28, 1993. Dr. Drozdow is the only stockholder of Sheridan Medical. The Company has maintained an affiliation with Sheridan Medical through a management services agreement pursuant to which the Company provides all physician management services to the physicians affiliated with Sheridan Medical in exchange for a management fee. During 1996, the Company received approximately $2,850,000 in fees from Sheridan Medical under this agreement.

SHERIDAN HEALTHCARE OF TEXAS, P.A.

        As a result of certain prohibitions on the practice of medicine by business corporations in Texas, Sheridan Healthcare of Texas, P.A. ("Sheridan-Texas") was organized under the laws of the State of Texas on August 18, 1995. Dr. Drozdow is the only stockholder of Sheridan-Texas. The Company has entered into a management services agreement with Sheridan-Texas pursuant to which the Company provides all physician management services to the physicians affiliated with Sheridan-Texas in exchange for a management fee. During 1996, the Company received approximately $55,000 in fees from Sheridan-Texas under this arrangement.

SHERIDAN HEALTHCARE OF CALIFORNIA MEDICAL GROUP, INC.

        As a result of certain prohibitions on the practice of medicine by business corporations in California, Sheridan Healthcare of California Medical Group, Inc. ("Sheridan-California") was organized under the laws of the state of California on August 18, 1995. Dr. Drozdow is the only stockholder of Sheridan-California. Although no physician management services were provided by the Company for Sheridan-California during 1996, the Company expects to receive fees from the provision of such services in the future.

ARTHRITIS AND RHEUMATIC DISEASE SPECIALTIES, P.A.

        The Company also maintains an affiliation with Arthritis and Rheumatic Disease Specialties, P.A. ("ARDS"), under which ARDS provides certain physician management services to the Company. ARDS is also wholly-owned by Dr. Drozdow. During 1996, the Company paid approximately $1,550,000 in fees to ARDS in exchange for the provision of these physician management services.


                             PROPOSAL 2: APPROVAL OF AN AMENDMENT TO
                             THE COMPANY'S THIRD AMENDED AND RESTATED
                                   CERTIFICATE OF INCORPORATION

        On February 26, 1997 the Board of Directors declared that an amendment to the Certificate to decrease the number of authorized shares of Common Stock from 30,000,000 to 20,000,000 would be advisable and resolved to submit the proposed amendment to the Company's stockholders for their approval at the Annual Meeting.

        The proposed decrease in the number of shares of authorized Common Stock has been recommended by the Board of Directors as a means of reducing the Company's annual franchise tax liability to the State of Delaware. The State of Delaware assesses annual franchise taxes on all corporations organized under its General Corporation Law at rates based in part on the number of shares of capital stock a corporation has authorized. Although there can be no assurance that the Delaware franchise tax rates in effect for 1996 will not be changed or that the method of calculating franchise tax liability based in part on a corporation's number of shares of authorized capital stock will not be amended, the Board of Directors believes that the proposed amendment to the Certificate, if approved by the stockholders, will significantly reduce the Company's Delaware franchise tax liability for 1997.

        As of the Record Date, there were 6,417,998 shares of Common Stock issued and outstanding and an additional 750,000 shares of Common Stock reserved for issuance under the Option Plan. In the event that the stockholders approve the proposal to amend the Option Plan (see "Proposal 3: Approval of an Amendment to the Company's Second Amended and Restated 1995 Stock Option Plan"), there will be an additional 600,000 shares reserved for issuance thereunder. The Board of Directors believes that 20,000,000 shares of authorized Common Stock is sufficient to fulfill the Company's obligations under the Option Plan as well as its current general corporate needs such as future stock dividends or stock splits or issuances pursuant to future equity financings or acquisitions.

        If the stockholders approve the proposal, the first paragraph of Article IV of the Certificate would be amended to read as follows: "The total number of shares of capital stock which the Corporation shall have the authority to issue is Twenty-Six Million (26,000,000) shares of which (i) Twenty Million (20,000,000) shares shall be Common Stock, par value $.01 per share (the "Common Stock"), (ii) One Million (1,000,000) shares shall be Class A Common Stock, par value $.01 per share (the "Class A Common Stock" and together with the Common Stock, the "Common Shares") and (iii) Five Million (5,000,000) shares shall be Preferred Stock, par value $.01 per share (the "Preferred Stock")."

        If the stockholders approve the proposal to amend the Certificate, the Company will file a Certificate of Amendment with the Secretary of State of the State of Delaware, at which time the amendment will become effective.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE.


                               PROPOSAL 3: APPROVAL OF AN AMENDMENT
                           TO THE COMPANY'S SECOND AMENDED AND RESTATED
                                      1995 STOCK OPTION PLAN

INTRODUCTION

        On February 26, 1997, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, an amendment to the Option Plan (the "Plan Amendment") pursuant to which the number of shares of Common Stock reserved for issuance under the Option Plan will be increased from 750,000 to 1,350,000. The effect of the Plan Amendment is reflected in full on Exhibit A attached hereto.

        The Board of Directors believes that the Company's growth and long-term success depend in large part upon retaining and motivating key management personnel and that such retention and motivation can be achieved in part through the grant of stock options. The Board of Directors also believes that stock options can play an important role in the success of the Company by encouraging and enabling the directors, officers and other employees of the Company, upon whose judgment, initiative and efforts the Company depends for sustained growth and profitability, to acquire a proprietary interest in the long-term performance of the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of the participants in the Option Plan with those of the Company, thereby stimulating the efforts of such participants to promote the Company's future success and strengthen their desire to remain with the Company. The Board of Directors believes that the proposed increase in the number of shares issuable under the Option Plan will help the Company accomplish these goals and will keep the Company's equity incentive compensation competitive with that of its competitors.

        As of the date of this Proxy Statement, options to purchase all 750,000 shares of Common Stock currently reserved for issuance under the Option Plan have been granted and remain outstanding. In addition, options to purchase an additional 267,981 shares of Common Stock have been granted under the Option Plan, subject to stockholder approval of the Plan Amendment at the Annual Meeting. If the Plan Amendment is approved by the stockholders, these 267,981 shares will come out of the additional 600,000 shares of Common Stock reserved for issuance, and 332,019 shares of Common Stock will remain available for issuance under the Option Plan. If the Plan Amendment is not approved by the stockholders, the 267,981 additional options will automatically be cancelled.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE OPTION PLAN.

SUMMARY OF THE OPTION PLAN

        The following description of certain features of the Option Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Option Plan which is attached hereto as Exhibit A and which indicates the effect of the Plan Amendment.

        Number Of Shares Issuable. Subject to adjustment for stock splits, stock dividends and similar events, 750,000 shares of Common Stock are currently authorized and reserved for issuance under the Option Plan. If adopted, the Plan Amendment would increase the number of shares of Common Stock authorized and reserved for issuance to 1,350,000. Shares of Common Stock underlying any grants of options under the Option Plan which expire or are cancelled or terminated (other than by exercise) shall be added back to the shares of Common Stock available for issuance under the Option Plan.

        Plan Administration; Eligibility. The Option Plan provides that it shall be administered by the full Board of Directors or a committee of non-employee directors as appointed by the Board of Directors from time to time (the "Option Committee"). The Option Committee currently consists of Mr. Daly and Drs. Golembesky and Natkow. The Board of Directors may discontinue or amend the Option Plan at any time provided that the rights and obligations under any option issued prior to an amendment to the Option Plan can not be adversely affected by such amendment without the consent of the optionee. The Option Committee has full power to select, from among the persons eligible for awards under the Option Plan, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the Option Plan. Incentive Options (as defined below) may be granted only to officers or other employees of the Company or its subsidiaries, including members of the Board of Directors who are also employees of the Company or its subsidiaries. Non-Qualified Options (as defined below) may be granted or issued to officers or other employees of the Company, directors and to consultants and other key persons who provide services to the Company (regardless of whether they are also employees), and to such other persons as the Option Committee may select from time to time.

        Material Terms Of Options. The Option Plan permits the grant of (i) options to purchase shares of Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Options"), and (ii) options that do not so qualify ("Non-Qualified Options"). In order to comply with the requirements of Section 162(m) of the Code, the Option Plan provides that options with respect to no more than 250,000 shares of Common Stock may be granted to any one individual during any one calendar year. The exercise price of each option granted under the Option Plan is determined by the Option Committee but, in the case of Incentive Options, may not be less than 100% of the fair market value of the underlying shares on the date of grant. No Incentive Option may be granted under the Option Plan to any employee of the Company or any subsidiary who owns at the date of grant shares of stock representing in excess of 10% of the voting power of all classes of stock of the Company or a parent or a subsidiary unless the exercise price for the stock subject to such option is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years. Each option may be exercised only by the optionee during his or her lifetime. As of the close of business on February 28, 1997, the fair market value of a share of Common Stock was $9.00, as determined by the price of a share of the Common Stock on the Nasdaq National Market ("Nasdaq").

        The term of each option is fixed by the Option Committee and, in the case of an Incentive Option, may not exceed ten years from the date of grant. Except with respect to the automatic grants of options which are made to non-employee directors on the date they become directors and on the fifth business day after each annual meeting of stockholders, which provide for a fixed vesting schedule, the Option Committee determines at what time or times each option may be exercised and, subject to the provisions of the Option Plan, the period of time during which options may be exercised, if any, after termination of employment for any reason. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Option Committee. Upon exercise of options, the option exercise price must be paid in full (i) in cash or by certified or bank check or other instrument acceptable to the Option Committee, (ii) if the applicable option agreement permits, by delivery of shares of Common Stock already owned by the optionee, or (iii) through a "cashless" exercise procedure, subject to certain limitations.

        The Option Plan provides that in the case of certain transactions constituting a change in control of the Company, all outstanding options shall become fully exercisable whether or not such options were exercisable immediately prior thereto. In addition, the Option Plan and the options issued thereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices. In the event of such termination, each holder of outstanding options shall be permitted to exercise all options for a period of at least 15 days prior to the date of such termination.

        Tax Aspects Under The U.S. Internal Revenue Code. Under current federal tax law, an employee who receives a Non-Qualified Option does not generally realize any taxable income at the time the option is granted. However, upon the exercise of such an option, the employee will recognize ordinary income measured by the excess of the then fair market value of the Common Stock over the exercise price, and the Company generally will be entitled to a tax deduction for a corresponding amount. On the other hand, an employee who receives an Incentive Option does not generally realize any taxable income at the time the option is granted or at the time it is exercised. The excess of the fair market value of the Common Stock on the date of exercise over the exercise price is a "tax preference item," however, that may cause the employee to be subject to the alternative minimum tax. Upon the sale of stock received upon exercise of any Incentive Option, the optionee will recognize a capital gain or loss or, depending on the holding period of the shares of Common Stock, ordinary income, equal to the difference between the sale price and the exercise price. The Company is not entitled to a tax deduction with respect to the grant or exercise of an Incentive Option.

        Certain Amendments. On February 26, 1997, the same date on which it adopted the Plan Amendment, the Board of Directors adopted certain other amendments (the "Section 16 Amendments") to the Option Plan in order to ensure that, among other things, the provisions of the Option Plan comply with the regulations promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such regulations had recently been amended. The Section 16 Amendments do not require the approval of stockholders.

        Option Plan Benefits. The following table sets forth the option grants to the individuals and groups identified below that were made on February 26, 1997 under the Option Plan subject to stockholder approval of the Plan Amendment at the Annual Meeting. These grants were made from the 600,000 additional shares of Common Stock reserved under the Option Plan that stockholders are being asked to approve. If the Plan Amendment is approved, the options will have an exercise price equal to the fair market value on the date of such approval. If the Plan Amendment is not approved by the stockholders, the option grants set forth below will be cancelled.



                              OPTIONS GRANTED UNDER THE OPTION PLAN


                                                                 Dollar Value                       Number of
              Name and Position                                       ($)                            Options
              ----------------------------------------------------------------------------------------------


Mitchell Eisenberg, M.D.....................................           0                              89,327
    Chairman of the Board of Directors, President and
    Chief Executive Officer

Valerio J. Toyos, M.D., M.B.A...............................           0                                   0
    Vice President Primary Care Services

Lewis D. Gold, M.D..........................................           0                              62,529
    Director and Executive Vice President Business
    Development

Gilbert L. Drozdow, M.D., M.B.A.............................           0                              26,798
    Vice President Hospital Based Services

Jay A. Martus, Esq..........................................           0                              26,798
    Vice President, Secretary and General Counsel

Executive Officers as a Group...............................           0                             267,981

Non-Executive Director Group................................           0                                   0

Non-Executive Officer Employee Group........................           0                                   0

-----------------------------



                               SECURITY OWNERSHIP OF MANAGEMENT AND
                                    CERTAIN BENEFICIAL OWNERS


       The following table sets forth as of March 1, 1997 (except as noted below) certain information regarding the beneficial ownership of Common Stock by
(i) each person or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) the Company's Chief Executive Officer and the four (4) other most highly compensated executed officers whose total salary and bonus exceeded $100,000 during 1996, (iii) each director and nominee for director of the Company and (iv) all directors and executive officers of the Company as a group (nine (9) persons). Except as otherwise indicated, each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned.


                                                      Number of Shares                          Percent of
Name                                                 Beneficially Owned                       Common Stock(1)
----                                                 ------------------                       ---------------

TA Associates, Inc.
   125 High Street
   Boston, MA 02110..............................    1,890,882(2)                                 29.5%
Chestnut Investors
   c/o MVP Ventures
   45 Milk Street
   Boston, MA 02109..............................      213,339(3)                                  3.3
NationsBank Investment Corporation
   c/o NationsBank Leveraged Capital
   NationsBank Corporate Center, 10th Floor
   100 North Tryon Street
   Charlotte, North Carolina 28202-4006..........      438,695(4)                                  6.8
Kaufmann Fund, Inc.
  140 E. 45th Street, 43rd Floor
  New York, New York  10017......................      773,000(5)                                 12.0
Mitchell Eisenberg...............................      192,580(6)                                  3.0
Valerio J. Toyos  ...............................       37,146(7)                                  *
Lewis D. Gold     ...............................      136,435(8)                                  2.1
Gilbert L. Drozdow...............................       46,380(9)                                  *
Jay A. Martus     ...............................      20,486(10)                                  *
Robert W. Daly    ...............................      26,759(11)                                  *
Henry E. Golembesky..............................       6,667(12)                                  *
Neil A. Natkow    ...............................       5,500(13)                                  *
All directors and executive officers
as a group (9 persons)...........................     481,953(14)                                  7.4%

  * Less than one percent

(1) The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying the options held by such person or entity that are exercisable within 60 days of March 1, 1997 but excludes shares of Common Stock underlying options held by any other person.

(2) Includes 1,031,130 shares owned by Advent VII L.P., 526,099 shares owned by Advent Atlantic and Pacific II L.P., 103,105 shares owned by Advent New
       York  L.P.,   210,456  shares  owned  by  Advent  Industrial  II  Limited
       Partnership, and 20,092 shares owned by TA Venture Investors Limited Partnership.

(3) Includes 105,189 shares owned by Chestnut III Limited Partnership and 108,250 shares owned by Chestnut Capital International III Limited Partnership.

(4) Includes 296,638 shares of Class A (non-voting) Common Stock which are convertible into Common Stock of the option of NationsBank Investment
       Corporation upon the occurrence of certain events. As a result, NationsBank Investment Corporation may be deemed to beneficially own the number of shares of Common Stock into which the shares of Class A Common Stock so held are convertible.

(5) The indicated ownership is as of February 21, 1997 and is based solely on a Schedule 13G/A provided by this entity to the Company.

(6) Includes 151,015 shares owned by the Eisenberg Family Limited Partnership, a Florida limited partnership. Dr. Eisenberg acts as the sole general partner of this limited partnership and exercises sole voting and investment power with respect to such shares. Also includes options to purchase up to 21,565 shares of Common Stock.

(7)    Includes options to purchase up to 1,700 shares of Common Stock.

(8) Includes 107,870 shares owned by the Gold Family Limited Partnership, Ltd., a Florida limited partnership. Dr. Gold acts as the sole general partner of this limited partnership and exercises sole voting and investment power with respect to such shares. Also includes options to purchase up to 21,565 shares of Common Stock.

(9) Includes 43,145 shares owned by the Drozdow Family Limited Partnership, a Florida limited partnership. Drozdow Family GP Corp., a Florida corporation owned by Dr. Drozdow and his wife as tenants by the entireties, is the general partner of this limited partnership. Dr. Drozdow, in his capacity as the sole director and officer of the general partner of the limited partnership, exercises sole voting and investment power with respect to such shares. Also includes options to purchase up to 3,235 shares of Common Stock.

(10)    Includes options to purchase up to 9,704 shares of Common Stock.

(11) Includes 20,092 shares of Common Stock held by TA Venture Investors Limited Partnership, and options to purchase up to 6,667 shares of Common Stock. Mr. Daly disclaims beneficial ownership of the shares of Common Stock held by TA Venture Investors Limited Partnership, except to the extent of 2,433 shares as to which he holds a pecuniary interest. Does not include any shares beneficially owned by Advent VII L.P., Advent Atlantic and Pacific II L.P., Advent New York L.P., and Advent Industrial II Limited Partnership, as to which Mr.
       Daly disclaims beneficial ownership.

(12)   Represents options to purchase up to 6,667 shares of Common Stock.

(13)   Includes options to purchase up to 2,500 shares of Common Stock.

(14) Does not include shares beneficially owned by TA Associates, Inc. or the Chestnut Investors, except to the extent disclosed in footnote 11 with respect to the number of shares beneficially owned by Mr. Daly.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own (directly or indirectly) more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during or with respect to the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% stockholders were satisfied, except that Dr. Eisenberg inadvertently failed to file on a timely basis two reports relating to transactions which took place in May 1996 and August 1996, respectively; Dr. Gold inadvertently failed to file on a timely basis a report relating to a May 1996 transaction; Dr. Natkow inadvertently failed to file on a timely basis an initial report relating to becoming a director of the Company in July 1996; Mr. Schundler inadvertently failed to file on a timely basis (i) an initial report relating to becoming an executive officer of the Company in July 1996 and (ii) two reports relating to transactions which took place in August 1996 and December 1996, respectively; and Dr. Toyos inadvertently failed to file on a timely basis (i)an initial report relating to becoming an executive officer of the Company in April 1996 and (ii) a report relating to a transaction which took place in December 1996.
                                          OTHER MATTERS

INDEPENDENT AUDITORS

        The accounting firm of Arthur Andersen LLP has served as the Company's independent auditors since November 1994 and will continue to do so for the 1997 fiscal year. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

MARKET VALUE

        On December 31, 1996, the closing price of a share of Common Stock on Nasdaq was $5.875.
Expenses of Solicitation

        The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Common Stock.

STOCKHOLDER PROPOSALS

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company's 1998 annual meeting of stockholders must be received by the Company on or before December 24, 1997 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

        Any stockholder proposals intended to be presented at the Company's 1998 Annual Meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company no later than March 1, 1998, nor prior to January 15, 1998, together with all supporting documentation required by the Company's By-laws.

OTHER MATTERS

        The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.




        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1996 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1997, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO JAY A. MARTUS, ESQ., SECRETARY, VICE PRESIDENT AND GENERAL COUNSEL, SHERIDAN HEALTHCARE, INC., 4651 SHERIDAN STREET, SUITE 400, HOLLYWOOD, FLORIDA 33021.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                                                       EXHIBIT A

                                    SHERIDAN HEALTHCARE, INC.

                        Second Amended and Restated 1995 Stock Option Plan

        1.     PURPOSE
               -------

        This Second Amended and Restated 1995 Stock Option Plan (the "Plan"), which was first adopted as the SAMA Holdings, Inc. 1995 Stock Option Plan effective as of April 27, 1995 and first amended and restated on July 27, 1995, is intended as a performance incentive for officers, employees, consultants, directors and other key persons of Sheridan Healthcare, Inc. (the "Company"), its Subsidiaries (as hereinafter defined) or their Affiliates (as hereinafter defined) to enable the persons to whom options are granted (the "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of "incentive stock options" ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Options"). The term "Subsidiaries" includes any corporations in which stock possessing fifty percent or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company. The term "Affiliates" includes all corporations or other entities controlling, controlled by or under common control with the Company or any of its Subsidiaries and includes any physician, professional corporation or other person to whom or which the Company or any of its Subsidiaries provides services pursuant to a management services agreement or similar arrangements.

        2.     OPTIONS TO BE GRANTED; ADMINISTRATION OF THE PLAN
               -------------------------------------------------

        (a) Options granted under the Plan may be either Incentive Options or Nonqualified Options, and shall be designated as such at the time of grant. To the extent that any option intended to be an Incentive Option shall fail to qualify as an "incentive stock option" under the Code, such option shall be deemed to be a Nonqualified Option. Each option granted hereunder shall be embodied in a written agreement, as described in
      Section 4 hereof, that is signed by the Optionee and an authorized officer of the Company.

        (b) The Plan shall be administered either by the Board of Directors of the Company (the "Board of Directors") or by a committee (the "Option Committee") of not fewer than two directors of the Company appointed by the Board of Directors (in either case, the "Administrator"). None of the members of the Option Committee shall be an officer or other full-time employee of the Company. It is the intention of the Company that each member of the Option Committee shall be a "Non-Employee Director" as that term is defined and interpreted pursuant to Rule 16b-3(b)(3)(i) or any successor rule thereto promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), and that, on and after the date the Plan becomes subject to Section 162(m) of the Code, each member of the Option Committee shall be an "outside director" as that term is defined and interpreted pursuant to Section 162(m) of the Code and the regulations promulgated thereunder. Subject to the foregoing requirements of Section 2(b), the Compensation Committee of the Board of Directors may serve as the Option Committee. Action by the Option Committee shall require the affirmative vote of a majority of all its members.

        (c) Subject to the terms and conditions of the Plan, the Administrator shall have the power:

                           (i) To determine  from time to time the options to be
                 granted to eligible persons under the Plan and to prescribe the terms and provisions (which need not be identical) of options (including without limitation, the number of shares subject to each such option, the effects upon such options of any change in control of the Company and any vesting provisions with respect to such options) granted under the Plan to such persons;

                           (ii) To construe  and  interpret  the Plan and grants
                 thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan (including to correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any option agreement, or in any related agreements, in the manner and to the extent the Administrator shall deem necessary or expedient to make the Plan fully effective);

                           (iii) To amend from time to time, as the Administrator may determine is in the best interests of the Company, the terms of any outstanding options, including without limitation, to modify the vesting schedule, exercise price or expiration date thereof in a manner not inconsistent with the terms of the Plan; and

                           (iv) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

        All decisions and determinations by the Administrator in the exercise of these powers shall be final and binding upon the Company and the Optionees.

         (d) Delegation of Authority to Grant Options. The Administrator, in its ---------------------------------------- discretion, may delegate to the Chief Executive Officer of the Company or any Subsidiary all or part of the Administrator's authority and duties with respect to Options, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act and, on and after the date the Plan becomes subject to Section 162(m) of the Code, who also are not "covered employees" within the meaning of Section 162(m) of the Code. The Administrator may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

         3.       STOCK SUBJECT TO THE OPTIONS
                  ----------------------------


         The stock granted under the Plan, or subject to the options granted under the Plan, shall be shares of the Company's authorized but unissued Common Stock, par value $.01 per share (the "Common Stock"), which may either be authorized but unissued shares or treasury shares or shares previously reserved for issuance upon exercise of options under the Plan, and allocable to one or more options (or portions of options) which have expired or been canceled or terminated (other than by exercise). The total number of shares that may be issued under the Plan shall not exceed an aggregate of 1,350,000 shares of
                                                         ========= Common Stock.
Options with respect to no more than 250,000 shares of Common Stock may be granted to any one individual during any one calendar year period. Such number of shares shall be subject to adjustment as provided in Section 7 hereof.


         4.       ELIGIBILITY
                  -----------

         (a) Incentive Options may be granted only to employees of the Company or its Subsidiaries, including members of the Board of Directors who are also employees of the Company or its Subsidiaries, who are eligible to receive an Incentive Stock Option under the Code. Nonqualified Options may be granted to officers, other employees and directors of the Company or its Subsidiaries, and to consultants and other key persons who provide services to the Company or its Subsidiaries or their Affiliates (regardless of whether they are also employees) and to such other persons as the Administrator may select from time to time, provided, however, that no Nonqualified Options may be granted under the Plan to any person while serving as a member of the Option Committee except as provided in Section 4(d) hereof.

         (b) No person shall be eligible to receive any Incentive Option under the Plan if, at the date of grant, such person beneficially owns stock representing in excess of ten percent of the voting power of all outstanding capital stock of the Company, unless notwithstanding anything in this Plan to the contrary (i) the purchase price for Common Stock subject to such option is at least 110% of the fair market value of such Common Stock at the time of the grant and (ii) the option by its terms is not exercisable more than five years from the date of grant thereof.

         (c) Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and Subsidiaries) shall not exceed $100,000. Any option granted under the Plan in excess of the foregoing limitations shall be deemed to be a Nonqualified Option.

         (d)      (i)      (A)             Each non-employee member of the Board
                                           of Directors of the Company   serving
                                           in such capacity upon consummation of
                                           the Company's initial public offering
                                           shall  automatically  be   granted on
                                           such date a Nonqualified   Option  to
                                           purchase 7,500   shares  of    Common
                                           Stock.

                           (B) Each person who first becomes a non-employee member of the Board of Directors of the Company after the consummation of the Company's initial public offering shall automatically be granted on the date such person first becomes a director a Nonqualified Option to purchase 7,500 shares of Common Stock.

                           (C) Each non-employee member of the Board of Directors of the Company serving in such capacity on the fifth business day after each annual meeting of stockholders, beginning with the 1996 annual meeting, shall automatically be granted on such day a Nonqualified Option to purchase 2,500 shares of Common Stock.

                           (ii) The purchase  price per share of Common Stock of
                 each Nonqualified Option granted to a member of the Board of Directors pursuant to this Section 4(d) shall be the fair market value of the Common Stock on the date the option is granted.

                           (iii) Options granted under this Section 4(d) shall become exercisable in three equal installments, with one-third becoming exercisable on the date of grant and an additional one-third on each of the two successive anniversaries thereof and shall expire no later than the tenth anniversary of the grant date.

                           (iv) The  provisions of this Section 4(d) shall apply
                 only to automatic grants of Nonqualified Options to non-employee directors, and shall not be deemed to modify, limit or otherwise apply to any other provisions of the Plan or to any option granted thereunder to any other person, including options granted to non-employee directors otherwise than pursuant to this Section 4(d).

         5.       TERMS OF THE OPTION AGREEMENTS
                  ------------------------------

         Subject to the terms and conditions of the Plan, each option agreement shall contain such provisions as the Administrator shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

         (a) Expiration; Termination of Employment. Notwithstanding any other ------------------------------------------ provision of the Plan or of any option agreement, each option shall expire not later than the date specified in the option agreement, which date in the case of any Incentive Option shall not be later than the tenth anniversary of the date on which the option was granted. If an Optionee's employment with the Company and its Subsidiaries terminates for any reason, the Administrator may in its discretion provide, at any time, that any outstanding option granted to such Optionee under the Plan shall be exercisable for such period following termination of employment as may be specified by the Administrator, subject to the expiration date of such option.

         (b) Exercise. Each option shall be exercisable in such installments -------- (which need not be equal) and at such times as may be designated by the Administrator. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

         (c) Purchase Price. The purchase price per share of Common Stock --------------- subject to each option shall be determined by the Administrator; provided, however, that the purchase price per share of Common Stock subject to each Incentive Option shall be not less than the fair market value of the Common Stock on the date such Incentive Option is granted. For the purposes of the Plan, the fair market value of the Common Stock shall be determined in good faith by the Administrator; provided, however, that (i) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Small-Cap Market on the date the option is granted, the fair market value shall not be less than the average of the highest bid and lowest asked prices of the Common Stock on NASDAQ reported for such date, (ii) if the Common Stock is admitted to trading on a national securities exchange or the NASDAQ National Market on the date the option is granted, the fair market value shall not be less than the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported, and (iii) the fair market value of the Common Stock on the effective date of the registration statement for the Company's initial public offering shall be the initial offering price.

         (d) Rights of Optionees. No Optionee shall be deemed for any purpose to ------------------- be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) all requirements under applicable law and regulations shall have been complied with to the satisfaction of the Company, (iii) the Company shall have issued and delivered the shares to the Optionee, and (iv) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

         (e) Transfer. No option granted hereunder shall be transferable by the -------- Optionee other than by will or by the laws of descent and distribution, and such option may be exercised during the Optionee's lifetime only by the Optionee, or his or her guardian or legal representative. Notwithstanding the foregoing, the Administrator may permit an optionee to transfer, without consideration for the transfer, a Nonqualified Option to members of his immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to charitable organizations, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable option agreement.

         6.       METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE
                  ---------------------------------------------

         (a) Any option granted under the Plan may be exercised by the Optionee in whole or in part by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

         (b) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either: (i) in cash, or by certified or bank check or other payment acceptable to the Company, equal to the option exercise price for the number of shares specified in the Notice (the "Total Option Price"); (ii) if authorized by the applicable option agreement and if permitted by law, by delivery of shares of Common Stock that the optionee may freely transfer having a fair market value, determined by reference to the provisions of Section 5(c) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock; or (iii) by the Optionee delivering the Notice to the Company together with irrevocable instructions to a broker to promptly deliver the Total Option Price to the Company in cash or by other method of payment acceptable to the Company; provided, however, that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity or other agreements as the Company shall prescribe as a condition of payment under this clause
        (iii).

         (c) The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of an option will be contingent upon the Company's receipt of the Total Option Price and of any written representations from the Optionee required by the Administrator, and the fulfillment of any other requirements contained in the option agreement or applicable provisions of law (including payment of any amount required to be withheld by the Company pursuant to applicable law).

         7.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION
                  -----------------------------------------

         (a) If the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

         (b) Adjustments under this Section 7 shall be determined by the Administrator and such determinations shall be conclusive. The Administrator shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

         8.       EFFECT OF CERTAIN TRANSACTIONS
                  ------------------------------

         (a) In the case of a Change of Control (as defined below), all outstanding options shall automatically become fully exercisable whether or not such options were exercisable immediately prior thereto. Unless provision is made in connection with such Change of Control for the assumption of options theretofore granted, or the substitution for such options of new options of the successor entity or parent thereof (with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 7), the Plan and the options issued hereunder shall terminate upon the effectiveness of such Change of Control. In the event of such termination, all outstanding options shall be exercisable in full for at least fifteen days prior to the date of such termination whether or not otherwise exercisable during such period.

         (b) "Change of Control" shall mean the occurrence of any one of the following events:

                           (i) any  "person,"  as such term is used in  Sections
                 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company of any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing in excess of 50% of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of Common Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

                          (ii) persons who, as of the effective date of the Plan,constitute the Company's Board of Directors (the"Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

                           (iii) the  stockholders  of the Company shall approve
                 (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 80% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

         Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Common Stock beneficially owned by any person in excess of 50% or more of the shares of Common Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person in excess of 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

         9.       TAX WITHHOLDING
                  ---------------

         (a) Payment by Optionee. Each Optionee shall, no later than the date as ------------------- of which the value of any option granted hereunder or of any Common Stock issued upon the exercise of such option first becomes includible in the gross income of the Optionee for federal income tax purposes (the "Tax Date"), pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. In the event that an Optionee has not made the arrangements described in this Section 9(a) and has not made an election under this Section 9(b) on or before the Tax Date, the Company is hereby authorized to withhold the amount of any federal, state or local taxes of any kind required by law with respect to such income from any payment otherwise due to the Optionee.

         (b) Payment in Shares. Subject to approval by the Administrator, an ----------------- Optionee may elect to have such tax withholding obligation satisfied, in whole or in part,by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to an option exercise a number of shares with an aggregate fair market value (determined by the Administrator in accordance with Section 5(c) as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Optionee with an aggregate fair market value (determined by the Administrator in accordance with Section 5(c) as of the date the withholding is effected) that would satisfy the withholding amount due.

     10.      AMENDMENT OF THE PLAN
              ---------------------

         The Board of Directors may discontinue the Plan or amend the Plan at any time, and from time to time, subject to any required regulatory approval, provided that any such amendment is also approved by the stockholders of the Company if it would materially increase the benefits accruing to Optionees under the Plan, or to the extent required by the Code to ensure that Incentive Options granted under the Plan are qualified under Section 422 of the Code or if determined by the Administrator to be necessary or advisable for purposes of the Act or otherwise. Except as otherwise provided, an amendment shall be binding upon options previously granted under the Plan unless the amendment adversely affects the rights of an Optionee, in which event the consent of the Optionee shall be required with respect to any portion of such amendment having such effect.

         11.   NONEXCLUSIVITY OF THE PLAN
               --------------------------

         Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock or stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. Neither the Plan nor any option granted hereunder shall be deemed to confer upon any employee any right to continued employment with the Company or its Subsidiaries or their Affiliates.

         12.   GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW
               -----------------------------------------------

         (a) The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

         (b) The Plan shall be governed by Delaware law, except to the extent that such law is preempted by federal law.

         13.    EFFECTIVE DATE OF THE PLAN; STOCKHOLDER APPROVAL
                ------------------------------------------------

         The Plan shall become effective upon the date that it is approved by the Board of Directors of the Company; provided, however, that the Plan shall be subject to the approval of the Company's stockholders in accordance with applicable laws and regulations within twelve months of such effective date. No options granted under the Plan prior to such stockholder approval may be exercised until such approval has been obtained. No options may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

                                              * * *

Approved by Board of Directors: July 27, 1995

Approved by Stockholders: August 17, 1995

Amended by Board of Directors: February 26, 1997

Approved by Stockholders: May 15, 1997
======================================

                                    SHERIDAN HEALTHCARE, INC.

                    4651 SHERIDAN STREET, SUITE 400, HOLLYWOOD, FLORIDA 33021

                                      PROXY FOR COMMON STOCK
P
R            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X
Y The undersigned hereby appoints Mitchell Eisenberg, M. D. and Jay A. Martus, Esq., and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Sheridan Healthcare, Inc. (the "Company"), to be held at the offices of the Company at 4651 Sheridan Street, Suite 400, Hollywood, Florida 33021 on Thursday, May 15, 1997 at 10:00 a.m., Florida time, and at any adjournments or postponements thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 1996 Annual Report to Stockholders.



                           CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

 Please mark votes as in this example.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS INDICATED WITH RESPECT TO PROPOSALS 1, 2 OR 3 BELOW, THE UNDERSIGNED'S VOTES WILL BE CAST "FOR" EACH OF SUCH MATTERS. The undersigned's votes will be cast in accordance with the proxies' discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1.  Proposal  to   elect Lewis  D. Gold, M.D. and   Henry E. Golembesky, M.D. as
    Class II Directors of the Company, each for a three-year term to continue until the 2000 Annual Meeting of Stockholders and until the successor of each is duly elected and qualified.

             FOR BOTH           WITHHELD        --------------------------------
                                FROM BOTH       Withheld as to the nominee noted
                                                above

2. Proposal to approve the amendment to the Company's Third Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock of the Company from 30,000,000 to 20,000,000.

             FOR                AGAINST         ABSTAIN

3. Proposal to approve the amendment to the Company's Second Amended and Restated 1995 Stock Option Plan to increase the number of shares of Common Stock of the Company that may be issued thereunder from 750,000 to 1,350,000.

             FOR                AGAINST         ABSTAIN


4. To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.


For    joint     accounts,     each    owner     should     sign.     Executors,
Signature:                     Date
          ------------------- -------- administrators, trustees, corporate officers and others acting in a representative capacity should give full title
Signature:                     Date
           ------------------      -------- or authority.